UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2008
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(i)

Item 1.01	Entry into a Material Definitive Agreement.
     In order to provide Tekelec with an ordinary course revolving credit facility, and to replace in part a portion of Tekelec’s existing credit facility with Wells Fargo Bank of California, National Association, Tekelec together with its Belgian subsidiary, Tekelec International, SPRL (each, a “Borrower,” and together, the “Borrowers”), have entered into a Credit Agreement (the “Credit Agreement”) dated as of October 2, 2008 with Wachovia Bank, National Association (the “Bank”), as administrative agent, swingline lender and issuing lender, and such other lenders as may become parties thereto. Pursuant to the Credit Agreement, (i) the Borrowers may borrow up to an aggregate principal amount of $50,000,000 for general corporate purposes under a three-year revolving credit facility, (ii) Tekelec may borrow up to $10,000,000 of such amount under a swingline subfacility and (iii) the Bank provides a separate one-year $10,000,000 letter of credit facility to Tekelec (collectively, the “Credit Facility”). As of October 7, 2008, there were no borrowings outstanding under the Credit Facility.
     The Credit Facility, other than obligations under the letters of credit, is unsecured except for Tekelec’s pledge of 65% of the outstanding stock of Tekelec International, SPRL and of two other Tekelec subsidiaries, Tekelec do Brasil Ltda. and Tekelec France SAS. (Obligations under the existing credit facility with Wells Fargo Bank of California, National Association, are required to be secured with an equal amount of cash and/or marketable securities.) Obligations under the letters of credit will be secured by Tekelec’s deposit with the Bank of funds equal to the face amount of the letters of credit to be issued. Tekelec has also guaranteed to the Bank the obligations of Tekelec International, SPRL under the Credit Facility.
     Borrowings under the Credit Facility (i) by Tekelec for revolving loans in U.S. Dollars, bear interest, at Tekelec’s election, at the base rate, calculated at the higher of the prime rate and the federal funds rate plus 1/2 of 1%, or at the Bank’s LIBOR rate plus the applicable margin for the one, two or three month interest period selected by Tekelec, (ii) by Tekelec International, SPRL for revolving loans in Euros, bear interest at the Bank’s LIBOR rate plus the applicable margin for the one, two or three month interest period selected by Tekelec International, SPRL, and (iii) by Tekelec for swingline loans in U.S. Dollars, bear interest at the base rate, calculated at the higher of the prime rate and the federal funds rate plus 1/2 of 1%. The foregoing rates are the current rates and are subject to adjustment over time based on financial ratios. If the Borrowers default under the Credit Facility, the Bank may at its option increase the interest rate on all outstanding principal balances to 2.0% more than the rate otherwise applicable. Tekelec is required to pay to the Bank certain fees, including a commitment fee equal to 0.50% of the aggregate revolving credit commitment, payable at the closing, and an undrawn fee at a rate per annum equal to the applicable margin on the average daily unused portion of the revolving credit commitment, payable quarterly in arrears, and is required to pay fees in connection with letters of credit, including fees of 0.50% per year on the face amounts thereof.
     The Credit Facility imposes certain financial covenants and other restrictions on the Borrowers. These include, without limitation, requirements that Tekelec deliver certain financial statements and information, maintain certain insurance coverages and comply with certain financial covenants. The Credit Facility also restricts the Borrowers from taking certain actions without the consent of the Bank, including without limitation restrictions on incurring other senior indebtedness, making certain investments or dividends or distributions, entering into certain mergers, consolidations or acquisitions, altering in any material respect the general nature of the business of the Borrowers, creating security interests in or liens on assets, and engaging in certain transactions with affiliates or taking actions that impair the security interests granted under the Credit Facility.
     The Credit Facility provides that certain events will constitute events of default which could result in the acceleration of obligations under the Credit Facility and/or termination of the Credit Facility. These events of default include, without limitation:
•	failure to make required payments;

•	inaccuracy of representations and warranties;

•	failure to comply with certain covenants and agreements;

•	failure to pay certain indebtedness to third parties;

•	certain breaches of contracts with third parties;

•	the acquisition by any person or group of ownership or control of more than 35% of the capital stock or voting power of Tekelec, or Tekelec’s ceasing to beneficially own and control, directly or indirectly, Tekelec International, SPRL and certain other Tekelec subsidiaries;

•	certain events of bankruptcy and insolvency; and

•	failure to pay certain judgments.
     The Credit Agreement requires that Tekelec’s credit facility with Wells Fargo Bank of California, National Association (the “Wells Fargo Bank Credit Facility”), which is scheduled to expire on December 15, 2008, either be terminated or amended on its expiration date so that it is solely a letter of credit facility in the maximum amount of $5,000,000. As of October 2, 2008, there were approximately $2,700,000 in borrowings outstanding under the Wells Fargo Bank Credit Facility, all of which represent outstanding letters of credit and are fully cash collateralized by Tekelec.
     The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits
          The following Exhibit 10.1 is filed as part of this Form 8-K:

Exhibit No.	Description

10.1	Credit Agreement dated as of October 2, 2008 by and among Tekelec, Tekelec International, SPRL, the lenders from time to time parties thereto, and Wachovia Bank, National Association, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: October 8, 2008	By:	/s/ William H. Everett
William H. Everett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of October 2, 2008 by and among Tekelec, Tekelec International, SPRL, the lenders from time to time parties thereto, and Wachovia Bank, National Association, as Administrative Agent, Swingline Lender, Issuing Lender and Lender